                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported)               April 5, 2001


                           MAGNA ENTERTAINMENT CORP.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
--------------------------------------------------------------------------------
                (State or Other Jurisdiction of Incorporation)


         000-30578                                     98-0208374
---------------------------------      -----------------------------------------
(Commission File Number                  (I.R.S. Employer Identification No.)


     337 Magna Drive, Aurora, Ontario, Canada             L4G 7K1
--------------------------------------------------------------------------------
             (Address of Principal Executive Offices)           (Zip Code)


                                (905) 726-2462
--------------------------------------------------------------------------------
             (Registrant's Telephone Number, Including Area Code)


                                NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former Name or Former Address, if changed Since Last Report)


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements of businesses acquired.

Ladbroke Racing Pennsylvania and Subsidiaries

Consolidated Financial Statements
Years ended December 31, 2000 and 1999 with Report of Independent Auditors

                 Ladbroke Racing Pennsylvania and Subsidiaries

                       Consolidated Financial Statements

                    Years ended December 31, 2000 and 1999



                                   Contents

Report of Independent Auditors..............................................  1

Audited Consolidated Financial Statements

Consolidated Balance Sheets.................................................  2
Consolidated Statements of Operations.......................................  4
Consolidated Statements of Changes in Stockholder's Equity..................  5
Consolidated Statements of Cash Flows.......................................  6
Notes to Consolidated Financial Statements..................................  7

                         [LETTERHEAD OF ERNST & YOUNG]

                        Report of Independent Auditors

Board of Directors
Ladbroke Racing Pennsylvania and Subsidiaries

We have audited the accompanying consolidated balance sheets of Ladbroke Racing Pennsylvania and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our report dated January 28, 2000, we expressed an opinion that except for the effects of the departure from generally accepted accounting principles related to applying the disclosure provisions of Financial Accounting Standards Board Statement No. 109 (FASB No. 109), the 1999 financial statements were presented fairly in conformity with generally accepted accounting principles. As described in Note 7, the Company has provided the required disclosures under FASB No. 109 to conform with accounting principles generally accepted in the United States. Accordingly, our present opinion on the 1999 financial statements, as presented herein, is unqualified rather than qualified.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ladbroke Racing Pennsylvania and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ Ernst & Young LLP

February 15, 2001

       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                 Ladbroke Racing Pennsylvania and Subsidiaries

                          Consolidated Balance Sheets

                                                            December 31
                                                        2000           1999
                                                    ---------------------------
Assets
Current assets:
 Cash and cash equivalents                          $  2,217,578   $  2,368,484
 Equity in pooled cash and cash equivalents           13,342,611     72,374,454
 Short-term investments                                  241,156        229,213
 Accounts and other receivables                        5,199,293      2,638,956
 Inventories                                             182,489        205,635
 Prepaid expenses and other current assets               385,091        171,141
 State income taxes receivable                                --        213,219
                                                    ---------------------------
Total current assets                                  21,568,218     78,201,102

Goodwill, net of accumulated amortization
 of $2,864,998 in 2000 and $2,626,248 in 1999          6,684,998      6,923,748

Racetrack properties:
 Land                                                  1,900,613      1,900,613
 Buildings                                            10,053,695     10,053,695
 Leasehold improvements                               13,650,349     16,398,164
 Furniture, fixtures and equipment                    10,499,470     10,393,676
                                                    ---------------------------

                                                      36,104,127     38,746,148
 Less accumulated depreciation and amortization      (18,146,342)   (18,753,067)
                                                    ---------------------------
Net racetrack properties                              17,957,785     19,993,081
                                                    ---------------------------
Total assets                                        $ 46,211,001   $105,117,931
                                                    ===========================

                                                            December 31
                                                        2000           1999
                                                    ---------------------------

Liabilities and stockholder's equity
Current liabilities:
 Accounts payable and accrued expenses              $ 10,700,206   $  9,973,737
 State income taxes payable                              386,944        352,044
 Due to affiliate, net                                 1,952,735      7,524,600
 Notes and accrued interest payable to affiliates             --     27,326,523
 Outstanding pari-mutuel tickets payable                 704,872        711,987
                                                    ---------------------------
Total current liabilities                             13,744,757     45,888,891

Notes and accrued interest payable to affiliates              --     31,610,818
Deferred income taxes                                    472,531        488,884

Stockholder's equity:
 Common stock--5,000 shares authorized, issued
  and outstanding, $1 par value                            5,000          5,000
 Additional paid-in capital                           11,193,748     11,193,748
 Retained earnings                                    20,794,965     15,930,590
                                                    ---------------------------
Total stockholder's equity                            31,993,713     27,129,338


                                                    ---------------------------
Total liabilities and stockholder's equity          $ 46,211,001   $105,117,931
                                                    ===========================

See accompanying notes.

                 Ladbroke Racing Pennsylvania and Subsidiaries

                     Consolidated Statements of Operations

                                                     Year ended December 31
                                                      2000            1999
                                                   ---------------------------
Revenues from operations:
 Pari-mutuel commissions and breakage              $64,281,881     $57,539,712
 Admissions                                             91,031         102,737
 Food and beverage                                   3,803,714       4,298,185
 Parking                                                   879             843
 Program sales                                         819,289         940,037
 Other operating income                              1,637,884       2,220,736
                                                   ---------------------------
Total operating revenues                            70,634,678      65,102,250

Operating expenses:
 Purse payments                                     14,244,032      13,564,519
 Salaries and wages                                 11,385,958      11,533,047
 Operating expenses                                 23,369,612      19,327,540
 Advertising and publicity                           1,530,165       1,123,648
 Equipment rental and other contractual services     1,087,861       1,190,606
 Establishment                                       4,246,737       4,545,418
 Depreciation and amortization                       2,221,343       2,278,784
 Loss on the sale of OTB site                        1,730,174              --
 General and administrative                          4,491,721       4,672,175
                                                   ---------------------------
Total operating expenses                            64,307,603      58,235,737
                                                   ---------------------------

Income from operations                               6,327,075       6,866,513
Other income (expense):
 Interest, net                                       1,873,983      (1,675,116)
                                                   ---------------------------
Income before income taxes                           8,201,058       5,191,397

Income taxes:
 Current:
  Federal                                            2,627,874       1,559,500
  State                                                725,162         348,457
                                                   ---------------------------
 Total current income taxes                          3,353,036       1,907,957
 Deferred:
  Federal                                              (13,900)        (79,332)
  State                                                 (2,453)        (14,000)
                                                   ---------------------------
 Total deferred income taxes                           (16,353)        (93,332)
                                                   ---------------------------
Total income taxes                                   3,336,683       1,814,625
                                                   ---------------------------
Net income                                         $ 4,864,375     $ 3,376,772
                                                   ===========================

See accompanying notes.

                 Ladbroke Racing Pennsylvania and Subsidiaries

          Consolidated Statements of Changes in Stockholder's Equity

                    Years ended December 31, 2000 and 1999

                                             Additional
                                  Common      Paid-in        Retained
                                  Stock       Capital        Earnings       Total
                                -----------------------------------------------------
Balance at December 31, 1998    $   5,000    $11,193,748    $12,553,818   $23,752,566
 Net income                            --             --      3,376,772     3,376,772
                                -----------------------------------------------------

Balance at December 31, 1999        5,000     11,193,748     15,930,590    27,129,338
 Net income                            --             --      4,864,375     4,864,375
                                -----------------------------------------------------
Balance at December 31, 2000    $   5,000    $11,193,748    $20,794,965   $31,993,713
                                =====================================================

See accompanying notes.

                 Ladbroke Racing Pennsylvania and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                       Year ended December 31
                                                                      2000                 1999
                                                                  ---------------------------------
Operating activities
Net income                                                        $  4,864,375          $ 3,376,772
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization                                      2,221,343            2,278,784
  Loss on the sale of OTB site                                       1,730,174                    -
  Provision for deferred income taxes                                  (16,353)             (93,332)
  Changes in operating assets and liabilities:
   Accounts and other receivables                                   (2,560,337)          (1,273,075)
   Inventories                                                          23,146               37,342
   Prepaid expenses and other current assets                          (213,950)             (15,951)
   State income taxes receivable                                       213,219              (17,544)
   Accounts payable and accrued expenses                               726,469            5,151,652
   State income taxes payable                                           34,900              142,776
   Due to affiliate, net                                            (5,571,865)           1,889,272
   Outstanding pari-mutuel tickets payable                              (7,115)            (182,315)
                                                                  ---------------------------------
Net cash provided by operating activities                            1,444,006           11,294,381

Investing activities
Purchase of racetrack properties, net of disposals                  (1,677,471)            (660,046)
Increase in short-term investments                                     (11,943)              (8,279)
                                                                  ---------------------------------
Net cash used by investing activities                               (1,689,414)            (668,325)

Financing activities
Payment of notes and accrued interest payable to affiliates        (58,937,341)                   -
Increase in notes and accrued interest payable to affiliates                 -            4,597,116
                                                                  ---------------------------------
Net cash (used in) provided by financing activities                (58,937,341)           4,597,116
                                                                  ---------------------------------
(Decrease) increase in cash and cash equivalents and
 equity in pooled cash and cash equivalents                        (59,182,749)          15,223,172
Cash and cash equivalents and equity in pooled cash and
 cash equivalents at beginning of year                              74,742,938           59,519,766
                                                                  ---------------------------------
Cash and cash equivalents and equity in pooled cash and
 cash equivalents at end of year                                  $ 15,560,189          $74,742,938
                                                                  =================================

See accompanying notes.

                 Ladbroke Racing Pennsylvania and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 2000


1. Corporate Organization and Basis of Presentation

Ladbroke Racing Pennsylvania (LRP) and its wholly owned subsidiaries, Washington Trotting Association, Inc. (WTA) and Mountain Laurel Racing, Inc. (MLR), are engaged in racetrack and related operations involving harness racing events. Through October 16, 2000, LRP (the Company) was a wholly owned subsidiary of Ladbroke Racing Corporation (LRC). On October 17, 2000, Ladbroke Racing Wyoming, Inc. (LRW), a wholly owned subsidiary of LRC, issued 400 shares of stock to LRC for its wholly owned investment in LRP. LRP and LRW are under common control of LRC; therefore, the historic basis of accounting was maintained for LRP. The ultimate parent corporation of LRC and its subsidiaries is Hilton Group PLC (formerly Ladbroke Group PLC), a United Kingdom corporation. Also included in these financial statements is Ladbroke Food Service (LFS), a wholly owned subsidiary of LRP, and Ladbroke Racing Management Pennsylvania (LRMP), a partnership owned equally by WTA and MLR which currently operates four off-track wagering locations in Western Pennsylvania.

WTA and MLR are licensed and regulated by the Commonwealth of Pennsylvania in order to engage in racetrack and related operations involving harness racing events. The nature of these operations is highly dependent on regulations and statutes enacted by the Commonwealth of Pennsylvania.

2. Significant Accounting Policies

Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist principally of cash on hand and demand deposits with a financial institution. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include $3,005,291 and $2,535,761 at December 31, 2000 and 1999, respectively, that represent cash deposits made by the Company's customers for telephone wagering accounts. The liability for these deposits is included in accounts payable and accrued expenses.

                 Ladbroke Racing Pennsylvania and Subsidiaries

2. Significant Accounting Policies (continued)

Short-Term Investments

Short-term investments are carried at cost (which approximates market). At December 31, 2000, these investments have been pledged as collateral for purse payments.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.

Goodwill

Goodwill, which represents the excess cost of the racing entities (WTA and MLR) over the fair value of their assets and liabilities at the acquisition date, is being amortized over forty years.

Racetrack Properties

Racetrack properties are stated on the basis of cost. Depreciation is computed by the straight-line method over the useful lives of the assets. Useful lives for buildings, leasehold improvements, and furniture, fixtures and equipment are twenty-five years, twenty years and five to ten years, respectively.

Advertising Expense

The cost of advertising is expensed as incurred.

Income Taxes

The Company does not file a separate federal income tax return, but is included in a consolidated federal income tax return filed by its United States parent (Ladbroke Hotels USA Corporation) and other affiliated companies. Under a tax allocation agreement dated December 23, 1999 with Hilton International Company
(HIC), the Company records no federal income tax provisions and resulting liabilities. All federal income tax liabilities are borne by HIC, commencing with the 1999 income tax year. For purposes of preparing these stand-alone financial statements, a federal tax provision has been calculated and included in amounts due to affiliates. Deferred income taxes relating to timing differences associated with the recognition of certain income and expense items for income tax purposes are recognized under this tax sharing arrangement.

Separate state income tax returns are filed for the Company and its subsidiaries.

                 Ladbroke Racing Pennsylvania and Subsidiaries

2. Significant Accounting Policies (continued)

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Equity in/Advances from Pooled Cash and Cash Equivalents

The Company participates in a pooled cash and cash equivalents management system sponsored by its ultimate United States parent, Ladstock Holding Corporation (Ladstock). Monies included in the pool represent deposits and withdrawals made by the Company, Ladstock, and other United States affiliates. Cash and cash equivalents are allocated to the Company based on the bank's tracking of each subsidiary's activity. The balance at year-end represents the Company's allocated equity in or allocated advances from this pool less outstanding checks.

The Company earns interest income or incurs interest expense based on its net daily position in the pool. The Company was allocated $1,771,945 and $2,923,647 of net interest income in 2000 and 1999, respectively, relating to the pool.

4. Related Parties

LRC allocates corporate overhead expenses to its subsidiaries based on its pro rata percentage of consolidated revenues. Costs allocated to the Company were $2,043,286 and $2,684,494 for the years ended December 31, 2000 and 1999, respectively.

Due to affiliate, net, represents amounts payable to LRC. Interest, net includes $903,721 in 2000 and $325,156 in 1999 relating to intercompany balances with LRC.

5. Long-Term Liabilities

In 1999, the notes payable to affiliates were payable to Ladstock ($24,019,885) and LRC ($25,930,941) and bore interest at the LIBOR rate plus 1% and the LIBOR rate plus 5%, respectively. Effective January 1, 2000, interest expense was not charged by Ladstock and LRC on the outstanding notes payable balance. On June 30, 2000, all notes and related accrued interest were paid using funds from the pooled cash system. Interest expense included $4,597,117 relating to these notes payable for the year ended December 31, 1999.

                 Ladbroke Racing Pennsylvania and Subsidiaries

6. Lease Commitments

The Company leases space for its off-track betting facilities under long-term noncancelable leases with initial lease terms of ten years. Several leases include options to extend the initial lease term by five or ten years. Additional amounts are payable based on provisions for contingent rentals based upon operating expenses and gross sales. These additional payments are charged to operations as rental expense in the year incurred. Rent expense relating to these properties for the years ended December 31, 2000 and 1999 was approximately $793,000 and $896,000, respectively. Minimum future rental payments relating to these leases are as follows:

     2001                                                         $  604,111
     2002                                                            578,278
     2003                                                            432,953
     2004                                                            209,394
     2005                                                             49,980
     Thereafter                                                       20,825
                                                                  ----------
                                                                  $1,895,541
                                                                  ==========

7. Income Taxes

In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes" (the Statement), which established financial accounting and reporting standards for the effects of income taxes. In 2000, the Company has elected to adopt the Statement, effective January 1, 1999. The only effect in adopting the Statement was to provide the required disclosures of the Statement; therefore, the adoption had no effect on the Company's financial position or results of operations for the year ended December 31, 2000 or 1999.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The noncurrent deferred tax liabilities as of December 31, 2000 and 1999 consisted of tax over book depreciation of $472,531 and $488,884, respectively.

Income taxes paid during 2000 and 1999 amounted to approximately $734,000 and $735,000, respectively.

                 Ladbroke Racing Pennsylvania and Subsidiaries

8. Retirement Plans

The Company participates in multiemployer defined benefit and contribution plans for substantially all union employees. Expenses under these plans are based on stipulated rates per employee and totaled approximately $230,000 and $248,000 for the years ended December 31, 2000 and 1999, respectively. Accumulated plan benefit information for the multiemployer plans is not readily available.

The Company also participates in a 401(k) retirement savings plan for salaried and certain hourly employees sponsored by LRC. Company contributions are made based on a percentage of employees' contributions up to a specified maximum. Costs charged to operations were approximately $109,000 in 2000 and $105,000 in 1999.

9. Significant Event

On December 21, 2000, LRW and LRC entered into a stock purchase agreement (the Agreement) with Magna Entertainment Corporation (Magna) which included the sale of all issued and outstanding shares of common stock of LRP and another LRC holding. The proposed purchase price approximates $53,000,000 payable in cash, stock, and a promissory note. The sale is contingent upon Magna obtaining a license to operate a racetrack in Pennsylvania as well as other conditions stipulated in the Agreement. The accompanying financial statements do not reflect any adjustments relating to the asset-carrying amounts should a final agreement be reached.

                       Consolidated Financial Statements

                       Ladbroke Racing Pennsylvania
                       and Subsidiaries

                       Years ended December 31, 1999 and 1998
                       with Report of Independent Auditors

                 Ladbroke Racing Pennsylvania and Subsidiaries

                       Consolidated Financial Statements

                    Years ended December 31, 1999 and 1998



                                   Contents

Report of Independent Auditors.......................................     1

Audited Consolidated Financial Statements

Consolidated Balance Sheets..........................................     2
Consolidated Statements of Operations................................     4
Consolidated Statements of Changes in Stockholder's Equity...........     5
Consolidated Statements of Cash Flows................................     6
Notes to Consolidated Financial Statements...........................     7

                         [LETTERHEAD OF ERNST & YOUNG]

                        Report of Independent Auditors

Board of Directors
Ladbroke Racing Pennsylvania and Subsidiaries

We have audited the accompanying consolidated balance sheets of Ladbroke Racing Pennsylvania and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As more fully described in Note 7 to the financial statements, the Company has not adopted the provisions of Financial Accounting Standards Board Statement No.
109. The effect of this departure from generally accepted accounting principles on the accompanying financial statements has not been determined.

In our opinion, except for the effects of the departure from generally accepted accounting principles in the method of accounting for income taxes as discussed in the preceding paragraph, the financial statement referred to above present fairly, in all material respects, the consolidated financial position of Ladbroke Racing Pennsylvania and subsidiaries at December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                /s/ Ernst & Young LLP

January 28, 2000

      Ernst & Young LLP is a member of Ernst & Young International, Ltd.

                 Ladbroke Racing Pennsylvania and Subsidiaries

                          Consolidated Balance Sheets

                                                                        December 31
                                                                1999                  1998
                                                            ---------------------------------
Assets
Current assets:
     Cash and cash equivalents                              $  2,368,484         $  1,346,366
     Equity in pooled cash and cash equivalents               72,374,454           58,173,400
     Short-term investments                                      229,213              220,934
     Accounts and other receivables                            2,638,956            1,365,881
     Inventories                                                 205,635              242,977
     Prepaid expenses and other current assets                   171,141              155,190
     State income taxes receivable                               213,219              195,675
                                                            ---------------------------------
Total current assets                                          78,201,102           61,700,423

Goodwill, net of accumulated amortization
     of $2,626,248 in 1999 and $2,387,498 in 1998              6,923,748            7,162,498

Racetrack properties:
     Land                                                      1,900,613            1,900,613
     Buildings                                                10,053,695           10,053,695
     Leasehold improvements                                   16,398,164           15,482,297
     Furniture, fixtures and equipment                        10,393,676           10,668,565
                                                            ---------------------------------
                                                              38,746,148           38,105,170
     Less accumulated depreciation and amortization          (18,753,067)         (16,732,101)
                                                            ---------------------------------
Net racetrack properties                                      19,993,081           21,373,069
                                                            ---------------------------------
Total assets                                                $105,117,931         $ 90,235,990
                                                            =================================

                                                                       December 31
                                                                 1999               1998
                                                            ---------------------------------
Liabilities and stockholder's equity
Current liabilities:
     Accounts payable and accrued expenses                  $  9,973,737         $  4,822,085
     State income taxes payable                                  352,044              209,268
     Due to affiliates                                         7,524,600            5,635,328
     Notes and accrued interest payable to affiliates         27,326,523           25,664,410
     Outstanding pari-mutuel tickets payable                     711,987              894,302
                                                            ---------------------------------
Total current liabilities                                     45,888,891           37,225,393

Notes and accrued interest payable to affiliates              31,610,818           28,675,815
Deferred income taxes                                            488,884              582,216

Stockholder's equity:
     Common stock-5,000 shares authorized, issued
      and outstanding, $1 par value                                5,000                5,000
     Additional paid-in capital                               11,193,748           11,193,748
     Retained earnings                                        15,930,590           12,553,818
                                                            ---------------------------------
Total stockholder's equity                                    27,129,338           23,752,566


                                                            ---------------------------------
Total liabilities and stockholder's equity                  $105,117,931         $ 90,235,990
                                                            =================================

See accompanying notes.

                 Ladbroke Racing Pennsylvania and Subsidiaries

                     Consolidated Statements of Operations

                                                                                 Year ended December 31
                                                                               1999                 1998
                                                                          ------------------------------------
Revenues from operations:
 Pari-mutuel commissions and breakage                                     $  57,539,712        $ 49,790,098
 Admissions                                                                     102,737             124,319
 Food and beverage                                                            4,298,185           5,056,501
 Parking                                                                            843               1,080
 Program sales                                                                  940,037           1,038,930
 Other operating income                                                       2,220,736           1,658,576
                                                                          ------------------------------------
Total operating revenues                                                     65,102,250          57,669,504

Operating expenses:
 Purse payments                                                              13,564,519          13,029,175
 Salaries and wages                                                          11,533,047          12,143,408
 Operating expenses                                                          19,327,540          13,362,768
 Advertising and publicity                                                    1,123,648           1,113,873
 Equipment rental and other contractual services                              1,190,606           1,018,791
 Establishment                                                                4,545,418           4,418,711
 Depreciation and amortization                                                2,278,784           2,546,885
 Loss on the sale of OTB site                                                         -             350,744
 General and administrative                                                   4,672,175           5,156,190
                                                                          ------------------------------------
Total operating expenses                                                     58,235,737          53,140,545
                                                                          ------------------------------------
Income from operations                                                        6,866,513           4,528,959

Other expense:
 Interest (net)                                                              (1,675,116)         (1,683,425)
                                                                          ------------------------------------
 Income before income taxes                                                   5,191,397           2,845,534

Income taxes:
 Federal income taxes                                                         1,559,500             930,358
 State income taxes                                                             348,457             845,168
 Deferred income taxes                                                          (93,332)           (321,000)
                                                                          ------------------------------------
                                                                              1,814,625           1,454,526
                                                                          ------------------------------------
Net income                                                                $   3,376,772        $  1,391,008
                                                                          ====================================

See accompanying notes.

                 Ladbroke Racing Pennsylvania and Subsidiaries

          Consolidated Statements of Changes in Stockholder's Equity

                    Years ended December 31, 1999 and 1998

                                                                  Additional
                                                       Common       Paid-in           Retained
                                                        Stock       Capital           Earnings            Total
                                                     ----------------------------------------------------------------
Balance at December 31, 1997
 (Unaudited)                                           $5,000     $11,193,748        $11,162,810       $22,361,558
 Net income                                                 -               -          1,391,008         1,391,008
                                                     ----------------------------------------------------------------
Balance at December 31, 1998                            5,000      11,193,748         12,553,818        23,752,566
 Net income                                                 -               -          3,376,772         3,376,772
                                                     ----------------------------------------------------------------
Balance at December 31, 1999                           $5,000     $11,193,748        $15,930,590       $27,129,338
                                                     ================================================================

See accompanying notes.

                 Ladbroke Racing Pennsylvania and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                                Year ended December 31
                                                                                  1999          1998
                                                                           --------------------------------
Operating activities
Net income                                                                  $ 3,376,772        $ 1,391,008
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                                              2,278,784          2,546,885
   Loss on sale of OTB site                                                           -            350,744
   Provision for deferred income taxes                                          (93,332)          (321,000)
   Changes in operating assets and liabilities:
     Accounts and other receivables                                          (1,273,075)          (294,445)
     Inventories                                                                 37,342             36,528
     Prepaid expenses and other current assets                                  (15,951)           104,313
     State income taxes receivable                                              (17,544)             1,943
     Accounts payable and accrued expenses                                    5,151,652            457,920
     State income taxes payable                                                 142,776            209,268
     Due to affiliates                                                        1,889,272          1,766,257
     Outstanding pari-mutuel tickets payable                                   (182,315)           (45,687)
                                                                           --------------------------------
Net cash provided by operating activities                                    11,294,381          6,203,734

Investing activities
Purchase of racetrack properties, net of disposals                             (660,046)        (1,131,758)
Proceeds from sale of OTB site                                                        -            925,000
Increase in short-term investments                                               (8,279)                 -
                                                                           --------------------------------
Net cash used by investing activities                                          (668,325)          (206,758)

Financing activities
Increase in notes and accrued interest payable to affiliates                  4,597,116          4,389,378
                                                                           --------------------------------
Net cash provided by financing activities                                     4,597,116          4,389,378
                                                                           --------------------------------
Increase in cash and cash equivalents and
  equity in pooled cash and cash equivalents                                 15,223,172         10,386,354
  Cash and cash equivalents and equity in pooled cash and
   cash equivalents at beginning of year                                     59,519,766         49,133,412
                                                                           --------------------------------
  Cash and cash equivalents and equity in pooled cash and
   cash equivalents at end of year                                          $74,742,938        $59,519,766
                                                                           ================================

See accompanying notes.

                 Ladbroke Racing Pennsylvania and Subsidiaries

                  Notes to Consolidated Financial Statements

                               December 31, 1999

1. Corporate Organization and Basis of Presentation

Ladbroke Racing Pennsylvania (LRP) and its wholly owned subsidiaries, Washington Trotting Association, Inc. (WTA) and Mountain Laurel Racing, Inc. (MLR), are engaged in racetrack and related operations involving harness racing events. LRP (the Company) is a wholly owned subsidiary of Ladbroke Racing Corporation (LRC). The ultimate parent corporation is Hilton Group PLC (formerly Ladbroke Group
PLC), a United Kingdom corporation. Also included in these financial statements is Ladbroke Food Service (LFS), a wholly owned subsidiary of LRP, and Ladbroke Racing Management Pennsylvania (LRMP), a partnership owned equally by WTA and MLR which operates five off-track wagering locations in Western Pennsylvania.

WTA and MLR are licensed and regulated by the Commonwealth of Pennsylvania in order to engage in racetrack and related operations involving harness racing events. The nature of these operations is highly dependent on regulations and statutes enacted by the Commonwealth of Pennsylvania.

2. Significant Accounting Policies

Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents consist principally of cash on hand and demand deposits with a financial institution. The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. Cash and cash equivalents include $2,535,761 and $1,427,995 at December 31, 1999 and 1998, respectively, that represent cash deposits made by the Company's customers for telephone wagering accounts. The liability for these deposits is included in accounts payable and accrued expenses.

Short-Term Investments

Short-term investments are carried at cost (which approximates market). At December 31, 1999, these investments have been pledged as collateral for purse payments.

                 Ladbroke Racing Pennsylvania and Subsidiaries

2. Significant Accounting Policies (continued)

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market.

Goodwill

Goodwill, which represents the excess cost of the racing entities (WTA and MLR) over the fair value of their assets and liabilities at the acquisition date, is being amortized over forty years.

Racetrack Properties

Racetrack properties are stated on the basis of cost. Depreciation is computed by the straight-line method over the useful lives of the assets. Useful lives for buildings, leasehold improvements, and furniture, fixtures and equipment are twenty-five years, twenty years and five to ten years, respectively.

Advertising Expense

The cost of advertising is expensed as incurred.

Income Taxes

The Company does not file a separate federal income tax return, but is included in a consolidated federal income tax return filed by its United States parent (Ladbroke Hotels USA Corporation) and other affiliated companies.

Under a tax allocation agreement dated December 23, 1999 with Hilton International Company (HIC), the Company records no federal income tax provisions and resulting liabilities. All federal income tax liabilities are borne by HIC, commencing with the 1999 income tax year. The tax effect of net operating loss carryforwards available for federal income tax purposes is recognized to the extent the carryforwards are available and can be utilized by HIC. For purposes of preparing these stand-alone financial statements, a federal tax provision has been calculated and included in amounts due to affiliates. Deferred income taxes relating to timing differences associated with the recognition of certain income and expense items for income tax purposes are recognized under this tax sharing arrangement. However, net deferred income tax benefits are not recorded since realization cannot be assured.

Separate state income tax returns are filed for the Company and its subsidiaries.

                 Ladbroke Racing Pennsylvania and Subsidiaries

2. Significant Accounting Policies (continued)

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

3. Equity in/Advances from Pooled Cash and Cash Equivalents

The Company participates in a pooled cash and cash equivalents management system sponsored by its ultimate United States parent, Ladstock Holding Corporation (Ladstock). Monies included in the pool represent deposits and withdrawals made by the Company, Ladstock, and other United States affiliates. Cash and cash equivalents are allocated to the Company based on the bank's tracking of each subsidiary's activity. The balance at year-end represents the Company's allocated equity in or allocated advances from this pool less outstanding checks.

The Company earns interest income or incurs interest expense based on its net daily position in the pool. The Company was allocated $2,923,647 and $2,953,935 of net interest income in 1999 and 1998, respectively, relating to the pool.

4. Related Parties

LRC allocates corporate overhead expenses to its subsidiaries on a pro rata basis. Costs allocated to the Company were $2,684,494 and $1,978,584 for the years ended December 31, 1999 and 1998, respectively.

Amounts due to affiliates represent primarily amounts payable to LRC. Interest
(net) includes $325,156 in 1999 and $247,980 in 1998 relating to intercompany balances with LRC.

5. Long-Term Liabilities

The notes payable to affiliates are payable to Ladstock ($24,019,885) and LRC ($25,930,941) and bear interest at the LIBOR rate plus 1% and the LIBOR rate plus 5%, respectively. The note due to Ladstock matures on December 31, 2000, and the note payable to LRC matures on December 31, 2006. Interest expense includes $4,597,117 and $4,389,399 relating to these notes payable for the years ended December 31, 1999 and 1998, respectively. There were no interest payments in 1999 or 1998, and such amounts have been added to the notes payable balance.

                 Ladbroke Racing Pennsylvania and Subsidiaries

6. Lease Commitments

The Company leases space for its off-track betting facilities under long-term noncancelable leases with initial lease terms of ten years. Several leases include options to extend the initial lease term by five or ten years. Additional amounts are payable based on provisions for contingent rentals based upon operating expenses and gross sales. These additional payments are charged to operations as rental expense in the year incurred. Rent expense relating to these properties for the years ended December 31, 1999 and 1998 was approximately $896,000 and $900,000, respectively. Minimum future rental payments relating to these leases are as follows:

             2000                                              $525,073
             2001                                               245,237
             2002                                                57,488
                                                               --------
                                                               $827,798
                                                               ========

7. Income Taxes

In February 1992, the Financial Accounting Standards Board issued Statement No. 109, "Accounting for Income Taxes," which established financial accounting and reporting standards for the effects of income taxes. The Company has elected not to adopt Statement No. 109. While a provision for income taxes has not been determined in accordance with the pronouncement, management believes that the effect of not adopting Statement No. 109 is not material to the Company's financial position, results of operations or related financial statement disclosures.

The state income tax provisions relate to the separate state income tax liabilities of the Company and its subsidiaries. Differences between taxable income for financial reporting and income tax purposes relate to permanent differences consisting principally of goodwill amortization and timing differences consisting primarily of depreciation expense. The Company's 1998 state taxable income was reduced by approximately $117,000 due to the utilization of available net operating loss carryforwards.

The components of income tax expense are as follows:

                                                    1999            1998
                                                 --------------------------
Current                                          $1,907,957      $1,775,526
Deferred                                            (93,332)       (321,000)
                                                 --------------------------
Total                                             1,814,625      $1,454,526
                                                 ==========================

                 Ladbroke Racing Pennsylvania and Subsidiaries

7. Income Taxes (continued)

Income taxes paid during 1999 and 1998 amounted to approximately $735,000 and $740,000, respectively.

8. Retirement Plans

The Company participates in multiemployer defined benefit and contribution plans for substantially all union employees. Expenses under these plans are based on stipulated rates per employee and totaled approximately $248,000 and $266,000 for the years ended December 31, 1999 and 1998, respectively. Accumulated plan benefit information for the multiemployer plans is not readily available.

The Company also participates in a 401(k) retirement savings plan for salaried and certain hourly employees sponsored by LRC. Company contributions are made based on a percentage of employees' contributions up to a specified maximum. Costs charged to operations were approximately $105,000 in 1999 and $108,000 in 1998.

9. Significant Event

In 1999, Hilton Group PLC announced its intention to divest its international betting and gaming businesses, including those involved in the ownership of the Company and its subsidiaries' operations. The accompanying financial statements do not reflect any adjustments relating to the asset-carrying amounts should a final agreement be reached.

10. Impact of Year 2000 (Unaudited)

The Company completed its Year 2000 readiness plan and experienced no significant operational problems and did not have to activate any contingency plan. The Company has determined it does not have continued exposure to the Year 2000 issue.

                           Sport Broadcasting, Inc.

                 Years ended December 31, 2000, 1999 and 1998

                        REPORT OF INDEPENDENT AUDITORS




To the Board of Directors of
Sport Broadcasting, Inc.

We have audited the accompanying balance sheets of Sport Broadcasting, Inc. as at December 31, 2000, 1999 and 1998 and the related statements of operations and deficit and cash flows for the periods then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Sport Broadcasting, Inc. as at December 31, 2000, 1999 and 1998 and the results of its operations and cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.



                                                  /s/ Ernst & Young LLP
Mississauga, Canada,
June 14, 2001.                                    Chartered Accountants

Sport Broadcasting, Inc.
Statement of Operations and Deficit

                                        For the year     For the year     For the period
                                               ended            ended              ended
                                        December 31,     December 31,       December 31,
                                                2000             1999               1998
Loss in equity
accounted investment                      (2,018,994)      (1,596,747)          (109,904)
                                   ------------------------------------------------------

Net loss                                  (2,018,994)      (1,596,747)          (109,904)

Deficit, Beginning of Year                (1,706,651)        (109,904)                 -
                                   ------------------------------------------------------

Deficit, End of Year                      (3,725,645)      (1,706,651)          (109,904)
                                   ======================================================

Sport Broadcasting, Inc.
Statement of Operations and Deficit

                                        For the year     For the year     For the period
                                               ended            ended              ended
                                        December 31,     December 31,       December 31,
                                                2000             1999               1998
Loss in equity
accounted investment                      (2,018,994)      (1,596,747)          (109,904)
                                   ------------------------------------------------------

Net loss                                  (2,018,994)      (1,596,747)          (109,904)

Deficit, Beginning of Year                (1,706,651)        (109,904)                 -
                                   ------------------------------------------------------

Deficit, End of Year                      (3,725,645)      (1,706,651)          (109,904)
                                   ======================================================

Sport Broadcasting, Inc.
Statement of Cash Flows

                                                       For the year      For the year        For the period
                                                              ended             ended                 ended
                                                       December 31,      December 31,          December 31,
                                                               2000              1999                  1998
Cash flows from operating activities:
Net loss                                                 (2,018,994)       (1,596,747)             (109,904)
Loss from equity investment                               2,018,994         1,596,747               109,904
                                                  ----------------------------------------------------------
                                                                  -                 -                     -
                                                  ----------------------------------------------------------

Cash flows from investing activities:
Investment in The Racing Network (note 2)                (1,372,500)         (650,000)           (2,500,000)
                                                  ----------------------------------------------------------
                                                         (1,372,500)         (650,000)           (2,500,000)
                                                  ----------------------------------------------------------

Cash flows from financing activities:
Capital contributions (note 3(b))                         1,372,500           650,000             2,500,000
Issuance of capital stock                                         -                 -                     1
                                                  ----------------------------------------------------------
                                                          1,372,500           650,000             2,500,001
                                                  ----------------------------------------------------------

Change in cash                                                    -                 -                     1

Cash, Beginning of year                                           1                 1                     -
                                                  ----------------------------------------------------------

Cash, End of year                                                 1                 1                     1
                                                  ==========================================================

Sport Broadcasting, Inc.
Notes to Financial Statements
December 31, 2000, 1999 and 1998

1.  Description of business and significant accounting policies

Sport Broadcasting, Inc. (the "Company") is a Delaware Corporation formed in 1998 to acquire an interest in The Racing Network, LLC ("The Racing Network"), a limited liability company formed under the Delaware Limited Liability Company Act. On November 30, 1998, the Company entered into an agreement to acquire a 17.5% membership interest in The Racing Network. The Racing Network was incorporated to acquire, develop, own and operate a network for delivery of televised sporting events, primarily horse racing, by video signal to subscriber homes and offices throughout North America, using satellite technology.

Investment

The Company accounts for its investment in The Racing Network over which it has significant influence, on the equity basis of accounting, whereby the investment is initially recorded at cost, adjusted to recognize the Company's share of earnings or losses of the investee company and reduced by any dividends received.

2.  Investment

The Company holds an 18.3% interest (1999: 18.3%, 1998: 17.5%) in The Racing Network.

The following is a summary of the major components of the financial statements of The Racing Network:

                                              2000          1999         1998
                                                 $             $            $
Balance Sheets

Current assets                           1,313,597     4,981,057    7,660,549
Long-term assets                         4,455,224     5,259,796    1,041,405
Current liabilities                      1,455,700     1,056,492      434,029
Long-term liabilities                    4,133,952     4,725,000            -

Statements of Operations

Revenues                                 2,532,269       288,495            -
Expenses                                12,879,574     9,309,989      637,232
                                   -------------------------------------------
Loss from operations                   (10,347,305)   (9,021,494)    (637,232)
Other income (expense)                    (685,447)        1,154        9,212
                                   -------------------------------------------
Net loss                               (11,032,752)   (9,020,340)    (628,020)
                                   ===========================================

The Racing Network has incurred substantial losses since inception and such losses are expected to continue through 2001. In addition, the revenues have not been sufficient to cover the expenses. These factors raise substantial doubt about The Racing Network's ability to continue as a going concern. Management is working on a reformulated business plan and is analyzing the operating structure in efforts to expand and grow the revenue base and reduce operating expenses. The above financial information does not reflect any adjustments that might be necessary if The Racing Network is unable to continue as a going concern.


3.  Capital Stock

(a)  Common stock

                                                                                                           2000     1999      1998
Authorized                                                                                                    $        $         $
                                   Unlimited number of common shares, par value of $0.01 per share
Issued
                                   100 shares (1999:  100, 1998: 100)                                         1        1         1
                                                                                                         ==========================

(b)  Contributed Surplus

During the year ended December 31, 2000, the Company received capital contributions of $1,372,500 (1999: $650,000, 1998: $2,500,000) which were utilized to fund investment acquisitions.

4.  Income Taxes

The Company has approximately $3.5 million (1999: $1.4 million, 1998: $nil) of losses available to reduce future income taxes. No benefit from these loss carryforwards have been reflected in these financial statements.

ITEM 7.   Financial Statements and Exhibits

(b)  Pro forma financial information

Magna Entertainment Corp.
Pro Forma Consolidated Balance Sheet
As at December 31, 2000
(Unaudited)
(U.S. dollars in thousands)

                                                      Magna               Ladbroke      Ladbroke       Ladbroke
                                                      Entertainment                     Acquisition    Consolidation
                                                      Corp.                                            Adjustments
                                                                        (note 2(b)(ii) (note 2(b)(iii) (note 2(b)(v))
-------------------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
                  Cash and cash equivalents                      31,976        15,561     (26,500)        (1,953)
                  Restricted cash                                13,461           241
                  Accounts receivable                            33,399         5,199
                  Prepaid expenses and other                      7,984           567
-----------------------------------------------------------------------------------------------------------------------
                                                                 86,820        21,568     (26,500)        (1,953)
-----------------------------------------------------------------------------------------------------------------------
Real estate properties, net                                     539,629        15,465
Fixed assets, net                                                28,636         2,493        (367)
Other assets, net                                               117,561         6,685      22,973
Future tax assets                                                 8,393
-----------------------------------------------------------------------------------------------------------------------
                                                                781,039        46,211      (3,894)        (1,953)
=======================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
                  Bank indebtedness                               7,609
                  Accounts payable                               37,400        10,700
                  Accrued salaries and wages                      7,614
                  Refundable deposits                             2,033
                  Other accrued liabilities                      14,140                     1,600
                  Income taxes payable                            1,111           387
                  Due to affiliate, net                                         1,953                     (1,953)
                  Long-term debt due within one year             12,754                     6,625
                  Deferred revenue                                3,660           705
-----------------------------------------------------------------------------------------------------------------------
                                                                 86,321        13,745       8,225         (1,953)
-----------------------------------------------------------------------------------------------------------------------
Long-term debt                                                   63,343                     6,625
-----------------------------------------------------------------------------------------------------------------------
Other long-term liabilities                                         234
-----------------------------------------------------------------------------------------------------------------------
Future tax liabilities                                           89,353           472
-----------------------------------------------------------------------------------------------------------------------

Shareholders' equity
Class A Subordinate Voting Stock                                100,770                    13,250
Exchangeable Shares                                              57,937
Class B Stock                                                   394,094
Contributed Surplus                                               1,352        11,199     (11,199)
Accumulated (deficit) retained earnings                          (1,990)       20,795     (20,795)
Accumulated comprehensive deficit                               (10,375)
-----------------------------------------------------------------------------------------------------------------------
                                                                541,788        31,994     (18,744)
-----------------------------------------------------------------------------------------------------------------------
                                                                781,039        46,211      (3,894)        (1,953)
=======================================================================================================================

                                                    Sport                Sport                Pro Forma
                                                    Broadcasting Inc.    Broadcasting Inc.    Consolidated
                                                                         Adjustments          Balance
                                                    (note 2(c)(ii))      (note 2(c)(iii))     Sheet
------------------------------------------------------------------------------------------------------------
ASSETS
Current assets:
                  Cash and cash equivalents                                                         19,084
                  Restricted cash                                                                   13,702
                  Accounts receivable                                                               38,598
                  Prepaid expenses and other                                                         8,551
------------------------------------------------------------------------------------------------------------
                                                                                                    79,935
------------------------------------------------------------------------------------------------------------
Real estate properties, net                                                                        555,094
Fixed assets, net                                                                                   30,762
Other assets, net                                               797                  (797)         147,215
Future tax assets                                                                                    8,393
------------------------------------------------------------------------------------------------------------
                                                                797                  (797)         821,403
============================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
                  Bank indebtedness                                                                  7,609
                  Accounts payable                                                                  48,100
                  Accrued salaries and wages                                                         7,614
                  Refundable deposits                                                                2,033
                  Other accrued liabilities                                                         15,740
                  Income taxes payable                                                               1,498
                  Due to affiliate, net                                                                  0
                  Long-term debt due within one year                                                19,379
                  Deferred revenue                                                                   4,365
------------------------------------------------------------------------------------------------------------
                                                                                                   106,338
------------------------------------------------------------------------------------------------------------
Long-term debt                                                                                      69,968
------------------------------------------------------------------------------------------------------------
Other long-term liabilities                                                                            234
------------------------------------------------------------------------------------------------------------
Future tax liabilities                                                                              89,825
------------------------------------------------------------------------------------------------------------

Shareholders' equity
Class A Subordinate Voting Stock                                                                   114,020
Exchangeable Shares                                                                                 57,937
Class B Stock                                                                                      394,094
Contributed Surplus                                           4,523                (4,523)           1,352
Accumulated (deficit) retained earnings                      (3,726)                3,726           (1,990)
Accumulated comprehensive loss                                                                     (10,375)
------------------------------------------------------------------------------------------------------------
                                                                797                  (797)         555,038
------------------------------------------------------------------------------------------------------------
                                                                797                  (797)         821,403
============================================================================================================

Magna Entertainment Corp.
Pro Forma Consolidated Statement of Operations and Comprehensive Loss For the year ended December 31, 2000
(Unaudited)
(U.S. dollars in thousands, except per share information)

                                                                       BMOC and
                                               Magna         BMOC and  BMC         Ladbroke Ladbroke     Sport         Sport
                                               Entertainment BMC       Companies            Adjustments  Broadcasting, Broadcasting,
                                               Corp.         Companies Adjustments                       Inc.          Inc. Adjust-
                                                             (note 2   (note 2     (note 2   (note 2      (note 2      ments (note 2
                                                             (a)(i)    (a)(ii)     (b)(i))   (b)(iv)      (c)(i))      (c)(iii))
------------------------------------------------------------------------------------------------------------------------------------
Revenue
Racetrack
     Gross wagering                                  301,288    19,184      34,352   64,282        8,870
     Non-wagering                                     53,961    10,656                6,353
Real Estate
     Sale of real estate                              37,630
     Rental and other                                 20,684
Other
-----------------------------------------------------------------------------------------------------------------------------------
                                                     413,563    29,840      34,352   70,635        8,870
-----------------------------------------------------------------------------------------------------------------------------------

Costs and Expenses
Racetrack
     Purses, awards and other                        190,043                34,352   14,244        7,249
     Operating costs                                 128,612    17,414         880   41,621
     General and administrative                       18,117     2,385                4,492
Real Estate
     Real estate sold                                 30,656
     Operating costs                                  18,928
     General and administrative                        1,133
Depreciation and amortization                         20,061       985         313    2,221          998
Predevelopment and other costs (income)                4,245      (174)               1,730                      2,019       (646)
Interest expense                                       3,263                          3,085          795
Interest income                                       (3,048)                        (4,959)
------------------------------------------------------------------------------------------------------------------------------------
                                                     412,010    20,610      35,545   62,434        9,042         2,019       (646)
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                      1,553     9,230      (1,193)   8,201         (172)       (2,019)       646
Income tax provision (benefit)                         1,112                 3,215    3,337          390             0
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                        441     9,230      (4,408)   4,864         (562)       (2,019)       646
Other comprehensive loss
     Foreign currency translation adjustment          (8,938)
------------------------------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                           (8,497)    9,230      (4,408)   4,864         (562)       (2,019)       646
====================================================================================================================================

Income per share for the Class A
Subordinate Voting Stock, Class B Stock or
Exchangeable Shares:
     Basic                                           $  0.01
     Diluted                                         $  0.01
====================================================================================================================================

Average number of shares of Class A
Subordinate Voting Stock, Class B Stock and
Exchangeable Shares outstanding during the
period (in thousands):
     Basic                                            80,422                                       3,178
     Diluted                                          80,424                                       3,178
====================================================================================================================================

                                                             Pro Forma
                                                             Consolidated
                                                             Total
----------------------------------------------------------------------------------------------------------------------------------
Revenue
Racetrack
     Gross wagering                                              427,976
     Non-wagering                                                 70,970
Real Estate
     Sale of real estate                                          37,630
     Rental and other                                             20,684
Other                                                                  0
----------------------------------------------------------------------------------------------------------------------------------
                                                                 557,260
----------------------------------------------------------------------------------------------------------------------------------

Costs and Expenses
Racetrack
     Purses, awards and other                                    245,888
     Operating costs                                             188,527
     General and administrative                                   24,994
Real Estate
     Real estate sold                                             30,656
     Operating costs                                              18,928
     General and administrative                                    1,133
Depreciation and amortization                                     24,578
Predevelopment and other costs (income)                            7,174
Interest expense                                                   7,143
Interest income                                                   (8,007)
----------------------------------------------------------------------------------------------------------------------------------
                                                                 541,014
----------------------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes                                 16,246
Income tax provision (benefit)                                     8,054
----------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                                  8,192
Other comprehensive loss
     Foreign currency translation adjustment                      (8,938)
----------------------------------------------------------------------------------------------------------------------------------
Comprehensive income (loss)                                         (746)
==================================================================================================================================

Income per share for the Class A
Subordinate Voting Stock, Class B Stock or
Exchangeable Shares:
     Basic                                                       $  0.10
     Diluted                                                     $  0.10
==================================================================================================================================

Average number of shares of Class A
Subordinate Voting Stock, Class B Stock and
Exchangeable Shares outstanding during the
period (in thousands):
     Basic                                                        83,600
     Diluted                                                      83,602
=================================================================================================================================

                           MAGNA ENTERTAINMENT CORP.
           NOTES TO THE PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.   BASIS OF PRESENTATION

(a)  Pro Forma Consolidated Balance Sheet

     The pro forma consolidated balance sheet as at December 31, 2000 has been prepared from:

     (i) the audited consolidated balance sheet of Magna Entertainment Corp. (the "Company") as at December 31, 2000;
     (ii) the audited consolidated balance sheet of Ladbroke Racing Pennyslvania and Subsidiaries ("Ladbroke") as at December 31, 2000; and
     (iii) the audited balance sheet of Sport Broadcasting, Inc. ("SBI") as at December 31, 2000.

(b)  Pro Forma Consolidated Statement of Operations and Comprehensive Loss

     The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 has been prepared from:

     (i) the audited consolidated statement of operations and comprehensive loss of the Company for the year ended December 31, 2000;
     (ii) the audited combined statement of income of Bay Meadows Operating Company, LLC ("BMOC") and Bay Meadows Catering ("BMC") (collectively "Bay Meadows") for the period from January 1, 2000 to November 17, 2000, the date of acquisition;
     (iii) the audited consolidated statement of operations of Ladbroke for the year ended December 31, 2000; and
     (iv) the audited statement of operations of SBI for the year ended December 31, 2000.

These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of Ladbroke and SBI, including the related notes thereto, presented elsewhere herein, as well as the historical financial statements of the Company BMOC and BMC including the related notes thereto, previously filed with the Securities and Exchange Commission.

These pro forma consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP").

These pro forma consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have resulted had the relevant transactions taken place at the respective dates referred to below.

2.   PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

These pro forma consolidated financial statements have been presented assuming that the acquisitions described below had been completed as of January 1, 2000 for the pro forma consolidated statement of operations and comprehensive loss and as of December 31, 2000 for the pro forma consolidated balance sheet. The pro forma consolidated financial statements give effect to the following items:

(a)  Bay Meadows

On November 17, 2000, the Company acquired all the membership interests in BMOC and all of the capital stock in BMC for a purchase price, including estimated transaction costs, of $24,100,000 paid in cash.

     (i) The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 include the results of operations of BMOC and BMC for the period from January 1, 2000 to November 17, 2000, the date of acquisition.

     (ii) The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 include adjustments that arise as a result of the acquisition of Bay Meadows and the application of purchase accounting. The adjustments to the results of BMOC and BMC included in the pro forma consolidated statements of operations and comprehensive loss for the year ended December 31, 2000 are:

           - The impact of the application of purchase accounting to the Bay Meadows transaction on November 17, 2000, results in an increase of other assets (racing licence) of $17,458,000 and an increase of goodwill of $749,000. As a result, additional depreciation and amortization expense of $800,000 is required to amortize the increase in the book value of the racing licence and goodwill, each over 20 years.
           - Prior to the acquisition by the Company, Bay Meadows distributed $5,653,000 of racetrack property improvements and equipment to their parent company. As such, an adjustment to decrease depreciation and amortization expense of $487,000 is required as a result of racetrack property improvements and equipment not acquired.
           - Under a prepaid lease agreement entered into between the Company and the owner of the racetrack land and facilities, an adjustment is required to increase the rent paid in 2000 by $880,000.
           -   The BMOC statement of operations present gross wagering revenues net of purses, awards and other expenses. For the year ended
               December 31, 2000, purses, awards and other expenses were $34,352,000. An adjustment has been made to increase both gross wagering revenues and purses, awards and other expenses by $34,352,000.
           - An additional tax expense of $3,215,000 is required as a result of the above noted adjustments and the taxation of the BMOC results in the Company, effected at a combined federal and state tax rate of 40%.

(b)  Ladbroke

On April 5, 2001, the Company completed an agreement with Ladbroke Racing Corp. and its wholly owned subsidiary, Ladbroke Racing Wyoming, Inc. (collectively "LRC") to acquire LRC's account wagering operations, The Meadows harness track, four off-track betting facilities (collectively "Ladbroke Racing Pennsylvania and Subsidiaries" or "Ladbroke") and Sport Broadcasting, Inc. as further discussed in note 2(c). The purchase price, excluding estimated transaction costs of $1,000,000, was $53,000,000 of which $26,500,000 was paid in cash,
$13,250,000 was paid through the issuance of shares of the Company and $13,250,000 was paid through the issuance of promissory notes bearing interest at 6% per annum, $6,625,000 of which matures on the first anniversary of the date of closing and $6,625,000 of which matures on the second anniversary of the date of closing.

     (i) The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 includes the results of Ladbroke for the same period.
     (ii) The pro forma consolidated balance sheet as at December 31, 2000 includes the financial position of Ladbroke as at the same date.
     (iii) The pro forma consolidated balance sheet as at December 31, 2000 includes an adjustment to record the application of purchase accounting to the December 31, 2000 consolidated balance sheet. The impact of applying purchase accounting is to increase goodwill by $22,973,000, share capital by $13,250,000, long term debt by $13,250,000, other accrued liabilities by $1,600,000 and decrease fixed assets by $367,000 and cash by $26,500,000. The contributed surplus and accumulated retained earnings of $11,199,000 and $20,795,000, respectively, are eliminated.
     (iv) The pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 include adjustments that arise as a result of the Ladbroke acquisition and the application of purchase accounting. The adjustments to the results of operations of Ladbroke included in the pro forma consolidated statement of operations and comprehensive loss for the year ended December 31, 2000 are:

           - The Ladbroke statement of operations present gross wagering revenues net of pari-mutuel taxes. For the year ended December 31, 2000, these taxes were $7,249,000. An adjustment has been made to increase both gross wagering revenues and purses, awards and other expenses by $7,249,000.
           - Additional amortization expense of $1,149,000 as a result of the increase in goodwill, based on the purchase price allocation, and accounting policy to amortize the goodwill over a 20 year period.
           - The State of Pennsylvania has granted the Company a reduction in pari-mutuel taxes of 0.5% for a period of three years. This reduction has been calculated based on handle for the year ended December 31, 2000 of $324,135,000. As such, the tax reduction would increase gross wagering revenues by $1,621,000.
           - On acquisition, the Company issued promissory notes of $13,250,000 which bear interest at 6% per annum. Accordingly, there would be an increase in interest expense by $795,000.
           - Ladbroke had previously amortized buildings over a 25 year period. The Company's accounting policy is to amortize these assets over a 40 year period. Accordingly, depreciation and amortization expense has been reduced by $151,000 to reflect the longer depreciation period.
           - An increase in income tax expense of $390,000 is required as a result of the above noted adjustments, effected at a combined federal and state tax rate of 40%.

     (v) In connection with the acquisition the amount due to an affiliate within Ladbroke of $1,953,000 was settled through cash and cash equivalents.

(c)  Sport Broadcasting, Inc.

     (i) The pro forma statement of operations and comprehensive loss for the year ended December 31, 2000 includes the results of SBI for the same period.
     (ii) The pro forma balance sheet as at December 31, 2000 includes the financial position of SBI as at the same date.

     (iii) The pro forma statement of operations and comprehensive loss includes an adjustment to reduce the loss in SBI to only the contributions made to SBI in 2000. Contributions during the year were $1,373,000. Accordingly, the adjustment required is to reduce pre-development and other costs by $646,000.

     (iv) The pro forma balance sheet as at December 31, 2000 includes an adjustment to eliminate SBI's other assets, contributed surplus and the accumulated deficit of $797,000, $4,523,000 and $3,726,000, respectively. This adjustment is required as a result of the valuation of the SBI investment at nil in the purchase accounting to reflect the estimated fair market value of this investment.

ITEM 7.                Financial Statements and Exhibits

(c)     Exhibits

Exhibit 2              Stock Purchase Agreement dated December 21, 2000 between Magna            Previously filed
                       Entertainment Corp., Ladbroke Racing Wyoming, Inc.
                       and Ladbroke Racing Corporation, incorporated by
                       reference to Exhibit 2 to Item 7 of the Form 8-K filed by
                       Magna Entertainment Corp. dated April 12, 2001. (The
                       Exhibits to this Agreement, which are identified in the
                       list appearing at the end of the Table of Contents to the
                       Purchase Agreement, have been omitted but will be
                       furnished supplementally to the Commission upon request).

Exhibit 2.1            Amendment No. 1, effective as of the Closing Date, to the                   Previously filed
                       Stock Purchase Agreement dated December 21, 2000,
                       incorporated by reference to Exhibit 2.1 to Item 7 of the
                       Form 8-K filed by Magna Entertainment Corp. dated April
                       12, 2001.

Exhibit 2.2            Amending letter agreement dated March 28, 2001, to the                      Previously filed
                       Stock Purchase Agreement dated December 21, 2000,
                       incorporated by reference to Exhibit 2.2 to Item 7 of the
                       Form 8-K filed by Magna Entertainment Corp. dated April
                       12, 2001.

Exhibit 23             Consent of Ernst & Young LLP for Ladbroke Racing Pennsylvania                       41
                       and Subsidiaries

Exhibit 23.1           Consent of Ernst & Young LLP for Sport Broadcasting, Inc.                           42

Exhibit 23.2           Consent of Ernst & Young LLP for Bay Meadows Operating
                       Company, LLC and Bay Measows Catering                                               43

Exhibit 99             Registrant's press release dated April 6, 2001                             Previously filed
                       incorporated by reference to Exhibit 99.1 to Item 7 of
                       the Form 8-K filed by Magna Entertainment Corp. dated
                       April 12, 2001.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    MAGNA ENTERTAINMENT CORP.
                                          (Registrant)

Date: June 19, 2001                 by:    /s/ Gary M. Cohn
                                       -----------------------------
                                       Gary M. Cohn, Secretary

                                      -10-